Exhibit 99.1

Fabrinet Announces First Quarter Fiscal Year 2020 Financial Results

BANGKOK, Thailand – November 4, 2019 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for its first quarter ended September 27, 2019.

Seamus Grady, Chief Executive Officer of Fabrinet, said, “We had a strong start to the year with fiscal first quarter revenue and earnings that exceeded our guidance ranges. We have made significant progress establishing a new product introduction facility in Israel that we expect to be operational in the first part of calendar 2020. We believe Fabrinet Israel can mirror the success we have seen at Fabrinet West in California by attracting new customers and deepening relationships with existing customers. This development, along with our ongoing business success reinforce our confidence as we look ahead.”

First Quarter Fiscal Year 2020 Financial Highlights

GAAP Results

•	Revenue for the first quarter of fiscal year 2020 was $399.3 million, compared to revenue of $377.2 million for the comparable period in fiscal year 2019.

•

GAAP net income for the first quarter of fiscal year 2020 was $25.9 million, compared to GAAP net income of $27.9 million for the first quarter of fiscal year 2019. GAAP net income for the first quarter of fiscal year 2020 included a foreign exchange loss of $1.9 million and a mark-to-market loss on the two interest rate swap contracts of $1.7 million, or $0.09 per diluted share, compared to a foreign exchange loss of $3.1 million, or $0.08 per diluted share, for the first quarter of fiscal year 2019.

•	GAAP net income per diluted share for the first quarter of fiscal year 2020 was $0.69, compared to GAAP net income per diluted share of $0.75 for the first quarter of fiscal year 2019.

Non-GAAP Results

•

Non-GAAP net income for the first quarter of fiscal year 2020 was $32.2 million, compared to non-GAAP net income of $34.1 million for the first quarter of fiscal year 2019. Non-GAAP net income for the first quarter of fiscal year 2020 included a foreign exchange loss of $1.9 million and a mark-to-market loss on the two interest rate swap contracts of $1.7 million, or $0.09 per diluted share, compared to a foreign exchange loss of $3.1 million, or $0.08 per diluted share, for the first quarter of fiscal year 2019.

•	Non-GAAP net income per diluted share for the first quarter of fiscal year 2020 was $0.86, compared to non-GAAP net income per diluted share of $0.92 for the same period a year ago.

Business Outlook

Based on information available as of November 4, 2019, Fabrinet is issuing guidance for its second fiscal quarter of 2020 ending December 27, 2019, as follows:

•	Fabrinet expects second quarter revenue to be in the range of $408 million to $416 million.

•	GAAP net income per diluted share is expected to be in the range of $0.74 to $0.77, based on approximately 37.7 million fully diluted shares outstanding.

•	Non-GAAP net income per diluted share is expected to be in the range of $0.91 to $0.94, based on approximately 37.7 million fully diluted shares outstanding.

Conference Call Information

What:	Fabrinet First Quarter Fiscal-Year 2020 Financial Results Call
When:	Monday, November 4, 2019
Time:	5:00 p.m. ET
Live Call:	(888) 357-3694, domestic
(253) 237-1137, international
Passcode: 3684935
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Passcode: 3684935
Webcast:	http://investor.fabrinet.com/ (live and replay)

This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. A recorded version of this webcast will be available approximately two hours after the call and will be archived on Fabrinet’s website for a period of one year.

About Fabrinet

Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, automotive components, medical devices, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and testing. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the United States of America, the People’s Republic of China and the United Kingdom. For more information visit: www.fabrinet.com.

Forward-Looking Statements

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include: (1) our expectation that Fabrinet Israel will be operational in the first part of calendar 2020; (2) our belief that Fabrinet Israel can mirror the success of Fabrinet West; and (3) all of the statements under the “Business Outlook” section regarding our expected revenue, GAAP and non-GAAP net income per share, and fully diluted shares outstanding for the second quarter of fiscal year 2020. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a small number of customers and suppliers; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including Thailand, the People’s Republic of China, the U.S. and the U.K.); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our Annual Report on Form 10-K, filed on August 20, 2019. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financials

We refer to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding our ongoing operational performance. Non-GAAP net income excludes: share-based compensation expenses; depreciation of fair value uplift; severance payments; expenses related to our CFO search; amortization of intangibles; business combination expenses; amortization of deferred debt issuance costs; expenses related to reduction in workforce; and ASC 606 adjustments. We have excluded these items in order to enhance investors’ understanding of our underlying operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in making financial and operational decisions. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

SOURCE: Fabrinet

Investor Contact:

Garo Toomajanian

ir@fabrinet.com

FABRINET

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands of U.S. dollars, except share data and par value)	September 27, 2019	June 28, 2019
Assets
Current assets
Cash and cash equivalents	$168,535	$180,839
Short-term restricted cash	22,180	—
Short-term investments	238,266	256,493
Trade accounts receivable, net	273,616	260,602
Contract assets	11,620	12,447
Inventory, net	321,511	293,612
Prepaid expenses	6,313	8,827
Other current assets	9,122	11,015

Total current assets	1,051,163	1,023,835

Non-current assets
Long-term restricted cash	7,402	7,402
Property, plant and equipment, net	212,270	210,686
Intangibles, net	3,661	3,887
Operating right-of-use assets	6,185	—
Goodwill	3,603	3,705
Deferred tax assets	5,201	5,679
Other non-current assets	225	124

Total non-current assets	238,547	231,483

Total Assets	$1,289,710	$1,255,318

Liabilities and Shareholders’ Equity
Current liabilities
Long-term borrowings, current portion, net	$12,157	$3,250
Trade accounts payable	252,147	257,617
Contract liabilities	2,266	2,239
Capital lease liability, current portion	391	398
Operating lease liability, current portion	1,550	—
Income tax payable	2,534	1,801
Accrued payroll, bonus and related expenses	18,713	16,510
Accrued expenses	12,014	8,997
Other payables	21,649	22,236

Total current liabilities	323,421	313,048

Non-current liabilities
Long-term borrowings, non-current portion, net	48,631	57,688
Deferred tax liability	3,791	3,561
Capital lease liability, non-current portion	—	102
Operating lease liability, non-current portion	4,635	—
Severance liabilities	15,872	15,209
Other non-current liabilities	2,665	2,611

Total non-current liabilities	75,594	79,171

Total Liabilities	399,015	392,219

Commitments and contingencies
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of September 27, 2019 and June 28, 2019)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 38,389,128 shares and 38,230,753 shares issued; and 37,000,025 shares and 36,841,650 shares outstanding as of September 27, 2019 and June 28, 2019, respectively)	384	382
Additional paid-in capital	160,148	158,299
Less: Treasury shares (1,389,103 shares and 1,389,103 shares as of September 27, 2019 and June 28, 2019, respectively)	(47,779)	(47,779)
Accumulated other comprehensive loss	(2,598)	(2,386)
Retained earnings	780,540	754,583

Total Shareholders’ Equity	890,695	863,099

Total Liabilities and Shareholders’ Equity	$1,289,710	$1,255,318

FABRINET

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (unaudited)

	Three Months Ended
(in thousands of U.S. dollars, except per share data)	September 27, 2019	September 28, 2018
Revenues	$399,296	$377,177
Cost of revenues	(353,309)	(336,901)

Gross profit	45,987	40,276
Selling, general and administrative expenses	(16,000)	(14,437)
Expenses related to reduction in workforce	—	(85)

Operating income, net	29,987	25,754
Interest income	2,098	1,444
Interest expense	(2,393)	(634)
Foreign exchange (loss) gain, net	(1,953)	3,068
Other income, net	377	77

Income before income taxes	28,116	29,709
Income tax expense	(2,159)	(1,859)

Net income	25,957	27,850

Other comprehensive (loss) income, net of tax:
Change in net unrealized gain on available-for-sale securities	35	288
Change in net unrealized gain (loss) on derivative instruments	39	(1)
Change in net retirement benefits plan – prior service cost	83	—
Change in foreign currency translation adjustment	(369)	(200)

Total other comprehensive (loss) income, net of tax	(212)	87

Net comprehensive income	$25,745	$27,937

Earnings per share
Basic	$0.70	$0.76
Diluted	$0.69	$0.75

Weighted-average number of ordinary shares outstanding (thousands of shares)
Basic	36,913	36,625
Diluted	37,529	37,140

FABRINET

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended
(in thousands of U.S. dollars)	September 27, 2019	September 28, 2018
Cash flows from operating activities
Net income for the period	$25,957	$27,850
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	7,465	7,412
Loss on disposal of property, plant and equipment	8	46
Loss on disposal of intangibles	—	149
(Gain) loss from sales and maturities of available-for-sale securities	(67)	178
Amortization of investment discount (premium)	65	(94)
Amortization of deferred debt issuance costs	2	—
(Reversal of) allowance for doubtful accounts	(5)	—
Unrealized loss (gain) on exchange rate and fair value of foreign currency forward contracts	1,479	(4,232)
Unrealized loss (gain) on fair value of interest rate swaps	1,671	(50)
Share-based compensation	5,995	4,980
Deferred income tax	705	3
Severance liabilities	811	872
Other non-cash expenses	53	(282)
Reversal of inventory obsolescence	(264)	(478)
Changes in operating assets and liabilities
Trade accounts receivable	(12,967)	(10,887)
Contract assets	827	(280)
Inventory	(27,634)	(28,904)
Other current assets and non-current assets	4,225	(979)
Trade accounts payable	(5,263)	29,182
Contract liabilities	27	—
Income tax payable	733	1,680
Other current liabilities and non-current liabilities	(1,176)	8,427

Net cash provided by operating activities	2,647	34,593

Cash flows from investing activities
Purchase of short-term investments	(62,880)	(1,955)
Proceeds from sales of short-term investments	49,472	24,181
Proceeds from maturities of short-term investments	31,673	19,863
Purchase of property, plant and equipment	(6,343)	(5,410)
Purchase of intangibles	(246)	(78)

Net cash provided by investing activities	11,676	36,601

Cash flows from financing activities
Payment of debt issuance costs	(153)	—
Proceeds from long-term borrowings	60,938	—
Repayment of long-term borrowings	(60,938)	(813)
Repayment of capital lease liability	(109)	(123)
Release of restricted cash held in connection with business acquisition	—	(3,478)
Withholding tax related to net share settlement of restricted share units	(4,144)	(8,904)

Net cash used in financing activities	(4,406)	(13,318)

Net increase in cash, cash equivalents and restricted cash	9,917	57,876

Movement in cash, cash equivalents and restricted cash
Cash, cash equivalents and restricted cash at beginning of period	188,241	161,433
Increase in cash, cash equivalents and restricted cash	9,917	57,876
Effect of exchange rate on cash, cash equivalents and restricted cash	(41)	667

Cash, cash equivalents and restricted cash at end of period	$198,117	$219,976

Non-cash investing and financing activities
Construction, software and equipment-related payables	$9,816	$3,830

FABRINET

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(CONTINUED)

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the unaudited condensed consolidated balance sheets that sum to the total of the same amounts shown in the unaudited condensed consolidated statements of cash flows:

(amount in thousands)	As of September 27, 2019	As of September 28, 2018
Cash and cash equivalents	$168,535	$219,976
Restricted cash	29,582	—

Cash, cash equivalents and restricted cash	$198,117	$219,976

FABRINET

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

	Three Months Ended
	September 27, 2019		September 28, 2018
(in thousands of U.S. dollars, except per share data)	Net income	Diluted EPS	Net income	Diluted EPS
GAAP measures	$25,957	$0.69	$27,850	$0.75
Items reconciling GAAP net income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	1,720	0.05	1,847	0.05
Depreciation of fair value uplift	79	0.00	89	0.00
ASC 606 adoption impact on gross profit			(31)	0.00

Total related to gross profit	1,799	0.05	1,905	0.05

Related to selling, general and administrative expenses:
Share-based compensation expenses	4,275	0.11	3,133	0.08
Expenses related to CFO search	—	—	190	0.01
Amortization of intangibles	143	0.00	192	0.01
Business combination expenses	—	—	182	0.00
Severance payment	—	—	585	0.02

Total related to selling, general and administrative expenses	4,418	0.12	4,282	0.12

Related to other incomes and other expenses:
Expenses related to reduction in workforce	—	—	85	0.00
Amortization of deferred debt issuance costs	2	0.00	—	—

Total related to other incomes and other expenses	2	0.00	85	0.00

Total related to net income & EPS	6,219	0.17	6,272	0.17

Non-GAAP measures	$32,176	$0.86	$34,122	$0.92

Shares used in computing diluted net income per share
GAAP diluted shares		37,529		37,140
Non-GAAP diluted shares		37,529		37,140

FABRINET

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(amount in thousands)	Three Months Ended
	September 27, 2019	September 28, 2018
Net cash provided by operating activities	$2,647	$34,593
Less: Purchase of property, plant and equipment	(6,343)	(5,410)

Non-GAAP free cash flow	$(3,696)	$29,183

FABRINET

GUIDANCE FOR QUARTER ENDING DECEMBER 27, 2019

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

Diluted EPS
GAAP net income per diluted share:	$0.74 to $0.77
Related to cost of revenues:
Share-based compensation expenses	0.04

Total related to gross profit	0.04

Related to selling, general and administrative expenses:
Share-based compensation expenses	0.12
Expenses related to our CFO search	0.01

Total related to selling, general and administrative expenses	0.13

Total related to net income & EPS	0.17

Non-GAAP net income per diluted share	$0.91 to $0.94